Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 1 TO BACKSTOP COMMITMENT AGREEMENT

This AMENDMENT NO. 1 TO BACKSTOP COMMITMENT AGREEMENT, dated as of November 25, 2020 (this “Amendment”), is made by and among Noble Holding Corporation plc (formerly known as Noble Corporation plc), a company organized under the Laws of England and Wales (the “Company”), and each of its direct and indirect debtor subsidiaries that filed chapter 11 cases on July 31, 2020 and September 24, 2020 under Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 currently pending in the United States Bankruptcy Court for the Southern District of Texas (together with the Company, each a “Debtor” and, collectively, the “Debtors”), on the one hand, and the Requisite Backstop Parties set forth on the signature pages hereto, on the other hand. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Backstop Commitment Agreement, dated as of October 12, 2020 (the “Backstop Commitment Agreement”), by and among the Debtors and the Backstop Parties.

RECITALS

WHEREAS, pursuant to Section 10.7 of the Backstop Commitment Agreement, the Backstop Commitment Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Debtors and the Requisite Backstop Parties (other than a Defaulting Backstop Party); and

WHEREAS, the Debtors and the Requisite Backstop Parties desire to amend the Backstop Commitment Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

AGREEMENT

1.       Amendments to Recitals.

(a)      The third recital to the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, pursuant to the Restructuring Support Agreement, the Plan and this Agreement, the Company will conduct the Rights Offering (as defined below) of rights (the “Rights”) to subscribe for on the Effective Date (as defined below), at an aggregate subscription price of Two Hundred Million Dollars ($200,000,000) for the Rights Offering Securities (as defined below), Two Hundred Million Dollars ($200,000,000) in aggregate principal amount of Second Lien Notes (as defined below), which may be issued with original issue discount (“OID”) equal to the aggregate nominal value of the Participation Equity (as defined below), of which (i) One Hundred Sixteen Million Dollars ($116,000,000) in aggregate principal amount of Second Lien Notes, which may be issued with OID equal to the aggregate nominal value of 58% of the Participation Equity (equal to 58% of the Second Lien Notes offered in connection with the Rights Offering), including the Ad Hoc Guaranteed Group Holdback Notes (as defined below), shall be offered to holders of Allowed General Unsecured Claims against Debtor Group B (as defined in the Plan) (including Priority Guaranteed Notes Claims (as defined in the Plan)) (the “Guaranteed Notes Allocation”) and (ii) Eighty Four Million Dollars ($84,000,000) in aggregate principal amount of Second Lien Notes, which may be issued with OID equal to the aggregate nominal value of 42% of the Participation Equity (equal to 42% of the Second Lien Notes offered in connection with the Rights Offering), including the Ad Hoc Legacy Group Holdback Notes (as defined below), shall be offered to holders of Allowed General Unsecured Claims against Debtor Group C (as defined in the Plan) (including Legacy Notes Claims (as defined in the Plan)) (the “Legacy Notes Allocation”);

(b)      The fifth recital to the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

WHEREAS, pursuant to the terms of this Agreement, (i) the members of the Ad Hoc Guaranteed Group (the “Ad Hoc Guaranteed Group Backstop Parties”) have agreed to subscribe for on the Effective Date, at an aggregate subscription price of Forty Three Million Five Hundred Thousand Dollars ($43,500,000), (x) Forty Three Million Five Hundred Thousand Dollars ($43,500,000) in aggregate principal amount of Second Lien Notes (the “Ad Hoc Guaranteed Group Holdback Notes”), which may be issued with OID equal to the aggregate nominal value of the Ad Hoc Guaranteed Group Holdback Shares (as defined below), and (y) 3,262,500 New Shares (equal to 6.525% of the New Shares issued and outstanding immediately after the Effective Date (subject to dilution by the Warrants and the MIP)) (the “Ad Hoc Guaranteed Group Holdback Shares”) and (ii) (A) the members of the Ad Hoc Legacy Group (the “Ad Hoc Legacy Group Backstop Parties”) and (B) certain Legacy Noteholders that participated in a joinder process to commit to fund a portion of the Rights Offering have agreed to subscribe for on the Effective Date, at an aggregate subscription price of Thirty One Million Five Hundred Thousand Dollars ($31,500,000), (x) Thirty One Million Five Hundred Thousand Dollars ($31,500,000) in aggregate principal amount of Second Lien Notes (the “Ad Hoc Legacy Group Holdback Notes”, and together with the Ad Hoc Guaranteed Group Holdback Notes, the “Holdback Notes”), which may be issued with OID equal to the aggregate nominal value of the Ad Hoc Legacy Group Holdback Shares (as defined below), and (y) 2,362,500 New Shares (equal to 4.725% of the New Shares issued and outstanding immediately after the Effective Date (subject to dilution by the Warrants and the MIP)) (the “Ad Hoc Legacy Group Holdback Shares”, and together with the Ad Hoc Guaranteed Group Holdback Shares, the “Holdback Shares”, and the Holdback Shares together with the Holdback Notes, the “Holdback Securities”);

2.       Amendment to Definitions. The definition of “Subscription Price” in the Backstop Commitment Agreement is hereby amended and restated in its entirety as follows:

“Subscription Price” means, as applicable, (a) the sum of the aggregate principal amount of the Second Lien Notes subscribed for by all Backstop Parties or Rights Offering Participants, as applicable, or (b) in the case of an individual Backstop Party, 100% of the principal amount of the Second Lien Notes subscribed for by such Backstop Party.

3.       Amendment to Section 4.4(a).   Section 4.4(a) of the Backstop Commitment Agreement is hereby amended as follows:

On the Closing Date, (i) assuming no Penny Warrants are issued, the outstanding share capital of the Parent Issuer will consist of 50,000,000 issued and outstanding New Shares, including (x) 15,000,000 New Shares issued in connection with the Rights Offering, (y) 1,200,000 New Shares issued in connection with the Backstop Premiums and (z) 5,625,000 New Shares which constitute Holdback Shares, (ii) no New Shares will be held by the Parent Issuer in its treasury, (iii) the Parent Issuer will have sufficient authorized but unissued shares to meet its obligations upon exercise of the Warrants and any stock options and other rights to purchase or acquire New Shares granted in connection with the MIP or any other employment arrangement approved by the Requisite Backstop Parties, and (iv) other than the Warrants, any Penny Warrants and any awards granted following the Closing Date under the MIP, no warrants, options or similar instruments to purchase New Shares will be issued and outstanding.

4.       Amendment to Section 4.4(b).   Section 4.4(b) of the Backstop Commitment Agreement is hereby amended as follows:

Except as set forth in this Section 4.4, as of the Closing Date, no share capital or other equity securities or voting interest in the Parent Issuer will have been issued, reserved for issuance or outstanding other than any shares denominated in pound sterling that have been issued by a Parent Issuer (incorporated in England and Wales or the Cayman Islands) to a nominee or Affiliate to (i) satisfy the minimum share capital requirements for (A) if the Parent Issuer is incorporated in England and Wales, public companies under Part 20 of the Companies Act 2006, the aggregate value of which shall not exceed £50,000, or (B) if the Parent Issuer is incorporated in the Cayman Islands, the Companies Law, the aggregate value of which shall not exceed £1, and (ii) effect the Restructuring Transactions (as defined in the Plan).

5.       Funding Notice.   The reference to “fifth (5th) Business Day” in Section 2.4(a) of the Backstop Commitment Agreement is hereby deleted and replaced with “tenth (10th) Business Day”; provided, that the Backstop Parties hereby waive delivery of the information set forth in Section 2.4(a)(vi) until the date that is three (3) Business Days following the establishment of the applicable Backstop Escrow Account.

6.       No Other Modification.   The parties hereto acknowledge and agree that the Backstop Commitment Agreement is being amended only as stated herein, and no other amendments to the Backstop Commitment Agreement, express or implied, are, or have been intended to be, made by the undersigned, and, except as expressly provided herein, the Backstop Commitment Agreement shall remain in full force and effect in accordance with its terms and conditions.

7.       Miscellaneous.   The provisions of Article X of the Backstop Commitment Agreement are incorporated herein by reference and shall apply to this Amendment as if set forth in full herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed as of the date first above written.

NOBLE HOLDING CORPORATION PLC, for itself and each of the other Debtors

By:	/s/ Richard B. Barker
Name Richard B. Barker
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Backstop Commitment Agreement]

[Redacted]

[Signature Page to Amendment No. 1 to Backstop Commitment Agreement]